                                                                     Exhibit 5.1

                       [LETTERHEAD OF SYNERGEN LAW GROUP]

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

                                                     VIA ELECTRONIC TRANSMISSION

Re: Gogo Baby, Inc.
    Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the
"Registration Statement") under the Securities Act of 1933, as amended (the
"Act"), filed by Gogo Baby, Inc.. a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("SEC").

The Registration Statement relates to the distribution of 1,000,000 shares of the Company's common stock (the "Shares"), par value $0.0001, held by one of the
Company's shareholders, DTH International Corporation ("DTH"), to DTH's
shareholders of record as of December 31, 2013.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the Shares of common stock to be distributed by DTH have been duly authorized and are legally issued, fully paid and non-assessable.

The forgoing opinion is based upon the Securities Act of 1933 as amended (the
"Act") and Delaware laws, including without limitation, the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under the caption
"Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the
Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Regards,
                                      SYNERGEN LAW GROUP

                                      /s/ Karen Batcher
                                      ---------------------------------
                                      Karen A. Batcher, Esq.
                                      kbatcher@synergenlaw.com

819 Anchorage Place, Suite 28                                  Tel. 619.475.7882
Chula Vista, CA 91914                                          Fax. 866.352.4342